EXHIBIT 99.1


         SECURITY BIOMETRICS ANNOUNCES NEW COMPANY NAME, TRADING SYMBOL

    Adopts SiVault Systems as New Company Name, SVTL.OB as New Trading Symbol

NEW YORK - July 29, 2004 - Security Biometrics Inc. (OTCBB: SBOM.OB), a leading provider of products and services that implement secure storage and retrieval of signed documents and biometric signature-based authentication for processing of online transactions, today said it has changed the company's name to SiVault Systems, Inc., reflecting the company's expanded capabilities with the recent acquisition of SiVault Analytics Inc.

The company also reported that its trading symbol has changed to OTCBB: SVTL.OB from OTC BB: SBOM.OB, effective today.

On July 14th, the company announced the acquisition of SiVault Analytics, a private Delaware company that provides state-of-the-art non-repudiation services to retail merchants, electronic medical prescriptions and EMR systems in the healthcare sectors.

About  SiVault  Systems  Inc.

SiVault Systems provides products and services to implement secure storage and retrieval of signed documents and biometric signature-based authentication for processing of online transactions. SiVault Systems, formerly SiVault Analytics, was established in 2003. SiVault Systems' services are 100% compliant with regulations and standards in the retail and healthcare industries for authentication, authorization, transmission and storage of data.

     For more information, visit the companies' web sites at www.sivault.com,
                                                             ---------------
                                 www.sigbio.com
                                        -------

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

For  more  information,  please  contact:

For  SiVault  Systems         Investor  Relations         Media Relations
---------------------         -------------------         ---------------
Bridget  McQueen              Truc Nguyen                 Stan  Froelich
Tel:  (212)  931-5760         VP,  Investor  Relations    VP,  Media Relations
                              Stern  &  Co.               Stern  &  Co.
                              Tel:  (212)  888-0044       Tel:  (212)  888-0044
                              tnguyen@sternco.com         sfroelich@sternco.com


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